Exhibit 4.2

ACCLARENT, INC.

AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

February 23, 2007

i

TABLE OF CONTENTS

(continued)

		Page
5.10	Telecopy Execution and Delivery	21
5.11	Jurisdiction; Venue	21
5.12	Further Assurances	21
5.13	Termination Upon Change of Control	21
5.14	Conflict	21
5.15	Aggregation of Stock	21

ii

ACCLARENT, INC.

AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

This Amended and Restated Investors Rights Agreement (this “Agreement”) is made as of February 23, 2007, by and among Acclarent, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on Exhibit A hereto. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, the Company and certain of the Investors are parties to an Amended and Restated Investors Rights Agreement dated November 16, 2005 (the “Prior Agreement”) and the Company and those Investors desire to amend and restate the Prior Agreement in its entirety by this Agreement.

WHEREAS, certain of the Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith by and among the Company and the Investors listed on the Schedule of Investors thereto (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series C Preferred Stock to the Investors listed on such Schedule of Investors that the Investors and the Company execute and deliver this Agreement.

WHEREAS, the undersigned includes the minimum number of parties necessary to amend and restate the Prior Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1

Definitions

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to a Holder, any corporation, firm, partnership or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Holder. For purposes of the foregoing definition, control means (i) the direct or indirect ownership of at least 50% of the outstanding voting securities or other equity interests of such entity, (ii) the present right or ability to elect or appoint 50% or more of the members of the board of directors or similar governing body of such entity, or (iii) the present right or ability to control the decision making authority of such entity.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement; provided, however, that Silicon Valley Bank or any of its permitted transferees and Gold Hill Venture Lending 03, LP or any of its permitted transferees shall neither be deemed Holders for purposes of Sections 2.1, 3, and 4 of this Agreement nor be deemed Initiating Holders or Holders of Registrable Securities for purposes of Section 1.1(k) of this Agreement.

(g) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(h) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(i) “Initial Closing” shall mean the date of the initial sale of shares of the Company’s Series C Preferred Stock pursuant to the Purchase Agreement.

(j) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(k) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

(l) “Investors” shall mean the persons and entities listed on Exhibit A hereto.

(m) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(n) “Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(o) “Qualified Initial Public Offering” shall mean the closing of the Company’s first Initial Public Offering in which (i) the per share price is at least $6.436 (as adjusted for stock splits, dividends, recapitalization and the like after the date hereof) and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $30,000,000.

(p) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(q) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(r) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which such compensation shall be paid in any event by the Company.

(s) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(t) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(u) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(v) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(w) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(x) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(y) “Series A Preferred Stock” shall mean the shares of Series A Preferred Stock of the Company.

(z) “Series B Preferred Stock” shall mean the shares of Series B Preferred Stock of the Company.

(aa) “Series C Preferred Stock” shall mean the shares of Series C Preferred Stock issued pursuant to the Purchase Agreement.

(bb) “Shares” shall mean the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; provided however, with respect to (i) Silicon Valley Bank or any of its permitted transferees, “Shares” shall mean the Company’s Series A Preferred Stock and Series B Preferred Stock issued upon exercise or conversion of the warrant to purchase certain shares of capital stock of the Company issued to Silicon Valley Bank pursuant to the Loan and Security Agreement dated August 19, 2005 by and between the Company and Silicon Valley Bank and Gold Hill Venture Lending 03, LP (the “Loan and Security Agreement”); and (ii) Gold Hill Venture Lending 03, LP or any of its permitted transferees, “Shares” shall mean the Company’s Series A Preferred Stock and Series B Preferred Stock issued upon exercise or conversion of the warrant to purchase certain shares of capital stock of the Company issued to Gold Hill Venture Lending 03, LP pursuant to the Loan and Security Agreement.

(cc) “Significant Holders” shall have the meaning set forth in Section 4.1 hereof.

(dd) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

Section 2

Registration Rights

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public;

(ii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction;

(iii) After the Company has initiated two such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(iv) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith, and in the case of a public offering other than the Qualified Initial Public Offering, that the Holders were permitted to register such shares as requested to be registered pursuant to Section 2.2 hereof without reduction by the underwriter thereof; or

(v) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated among all other Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and then, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; provided however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that :(i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the shares included in the registration, except for a registration relating to the Company’s Initial Public Offering, from which all Registrable Securities may be excluded and (ii) all shares that are not Registrable Securities and are held by persons who are employees or directors of the

Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(ii) or 2.1(b)(iv);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $l,000,000; or

(iii) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to demand registration pursuant to Section 2.1.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period of ending on the earlier of the date which is ninety (90) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

(i) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will promptly reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, but in any event within 90 days after a request for reimbursement has been received by the Company; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons within 90 days after a request for reimbursement has been received by the indemnifying Holder for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. The Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel approved by the Indemnified Party (which approval shall not be unreasonably withheld); provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflict of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, except for transfers permitted under Section 2.8(b), and (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, such Holder shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Permitted transfers include (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of Holder that is a Corporation, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, (iii) transfers to any Affiliate of a Holder or (iv) transfers in compliance with Rule 144(k), as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Each certificate representing Registrable Securities may (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder hereby agrees that such Holder shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Common Stock (or other securities) of the Company held by such Holder, nor shall the Holder enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed in connection with the Company’s Qualified Initial Public Offering under the Securities Act (the “Lock-Up Period”); provided that for the purpose of compliance with NASD Rule 2711(f)(4), if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case, each Holder hereby consents to an extension to the Lock-Up Period until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless such extension is waived in writing; provided further that such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and (i) all executive officers and directors of the Company then holding Common Stock of the Company and (ii) all shareholders holding in the aggregate at least 1% of the total equity of the Company, enter into similar agreements. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such Lock-Up Period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 500,000 shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) of Registrable Securities (together with transfer or assignments from any Affiliates of such Holder); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and (ii) seven (7) years after the closing of the Company’s Qualified Initial Public Offering.

Section 3

Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish the following reports to each Holder (together with any Affiliate of such Holder) who owns at least 500,000 Shares and/or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like):

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, certified by independent public accountants of recognized national standing selected by the Company.

(ii) As soon as practicable after the end of each month, and after the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within fifteen (15) days after the end of each month and ninety (90) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.

(iii) As soon as practicable, and in any event within thirty (30) days after the end of the each fiscal year of the Company, a business plan and operating budget for the then-current fiscal year of the Company.

(b) Inspection Rights. The Company shall permit each Holder (together with any Affiliate of such Holder) holding at least 500,000 Shares and/or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Holder.

3.2 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than two percent (2%) of a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally. Notwithstanding anything to the contrary in this Agreement, the obligations of this Section 3.2 shall survive the termination of this Agreement.

3.3 Proprietary Information and Assignment Agreements. The Company will use its reasonable best efforts to cause each employee to execute a Proprietary Information and Assignment Agreement in a form approved by the Board of Directors.

3.4 Vesting of Options. Unless otherwise approved by the Board of Directors, all stock options granted to employees and consultants shall be subject to vesting in substantially the same manner as follows: Twenty-five percent (25%) of the shares subject to the option shall vest on the one (1) year anniversary of the vesting commencement date, and 1/48 of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date.

3.5 Insurance. The Company will obtain and maintain with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried, as determined by the Board of Directors, by reasonable and prudent companies conducting businesses similar to that of the Company. Subject to the discretion of the Board of Directors, the Company shall maintain key-man term life insurance with the Company named as beneficiary on the life of certain designated employees. The Company will also purchase and maintain directors and officers liability insurance in an amount and with coverage as may be determined by the Board of Directors of the Company.

3.6 Qualified Small Business Representations. The Company covenants that so long as any of the shares Preferred Stock, or the Common Stock into which such shares are converted, are held by a Holder (or a transferee in whose hands such shares or Common Stock are eligible to qualify as Qualified Small Business

Stock as defined in Section 1202(c) of the Code), it will use its reasonable efforts (including complying with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock) to cause such shares, or the Common Stock into which they are converted, to qualify as Qualified Small Business Stock; provided, however, that “reasonable efforts” as used in this section 3.6 shall not be construed to require the Company to operate its business in a manner which would adversely affect its business, limit its future prospects or alter the timing or resource allocation related to its planned operations or financing activities.

(a) The Company further covenants to submit to its shareholders and to state and federal taxation authorities such form and filings as may be required to document such compliance, including the California Franchise Tax Board Form 3565, Small Business Stock Questionnaire, with its franchise or income tax return for the current income year.

(b) In the event that the Company proposes to take an action or engage in a transaction that would reasonably be expected to result in the Shares no longer being “qualified small business stock” within the meaning of Section 1202(c) of the Code, the Company shall notify the Holders and consult in good faith to devise a mutually agreeable and reasonable alternative course of action or transaction structure that would preserve such status. In addition, the Company shall submit to the Holders and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations.

3.7 United States Real Property Holding Corporation. The Company shall provide prompt notice to New Enterprise Associates 11, Limited Partnership (“NEA 11”) following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by NEA 11, the Company shall provide NEA 11 with a written statement informing NEA 11 whether NEA 11’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to NEA 11 shall be delivered to NEA 11 within 10 days of NEA 11’s written request therefor.

3.8 Board Meetings. The Investors, or their representatives, who are also members of the Board of Directors of the Company shall be promptly reimbursed for their reasonable travel and other out-of-pocket costs incurred in attending meetings of the Board of Directors. Such meetings shall be held at least four times per year.

3.9 Meritech Board Observer Rights. The Company shall allow one representative designated by Meritech Capital Partners III, L.P. (“Meritech”) to attend all meetings of the Company’s Board of Directors (including all executive sessions and committee meetings of the Board of Directors) in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors or any committee thereof; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege. The Company agrees to reimburse Meritech for all reasonable, documented expenses associated with attending meetings of the Board of Directors.

3.10 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of the Company’s Qualified Initial Public Offering.

Section 4

Right of First Refusal

4.1 Right of First Refusal to Significant Holders. The Company hereby grants to each Holder (together with any Affiliate of such Holder) who owns at least 1,000,000 Shares or Conversion Stock (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) (the “Significant Holders”), the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Significant Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants).

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) the Shares and the Conversion Stock;

(ii) securities issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the Board of Directors of the Company, provided that such stock grants, option plans, purchase plans, other employee stock incentive programs or arrangements have been approved by at least one of the board members appointed by the holders of Preferred Stock;

(iii) securities issued pursuant to the conversion or exercise of any outstanding convertible or exercisable securities as of this date of this Agreement;

(iv) securities issued or issuable as a dividend or distribution on Preferred Stock of the Company or pursuant to any event for which adjustment is made pursuant to Sections 4(e), 4(f) or 4(g) of Article V of the Certificate of Incorporation of the Company;

(v) securities offered pursuant to a bona fide, firmly underwritten public offering pursuant to a registration statement filed under the Securities Act pursuant to which all outstanding shares of Preferred Stock are automatically converted into Common Stock pursuant to an Automatic Conversion Event (as defined in the Certificate of Incorporation of the Company);

(vi) securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement;

(vii) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors of the Company;

(viii) securities issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Directors of the Company and at least one of the board members appointed by the holders of Preferred Stock;

(ix) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company, provided that in the event such issuances would be equal to at least 10% of the Company’s then outstanding capital stock, such issuance is approved by the Board of Directors of the Company, including both of the board members appointed by the holders of Preferred Stock;

(x) securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company and at least one of the board members appointed by the holders of Preferred Stock;

(xi) securities of the Company which are otherwise excluded by the affirmative vote or consent of the holders of 66 2/3% of the shares of Preferred Stock of the Company then outstanding or the affirmative unanimous vote of the Board of Directors of the Company; and

(xii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (x) above.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have twenty (20) days after any such notice is mailed or delivered (the “Election Period”) to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c) If any Significant Holder fails to elect to purchase all of such Significant Holder’s pro rata share of such New Securities, the Company shall, prior to the expiration of the Election Period, give notice of such failure to the other Significant Holders who did so elect (the “Participants”). The Participants shall have fifteen (15) days from the end of the Election Period to agree to purchase such Participants’ pro rata share of such New Securities as described in the preceeding sentence. For purposes of this paragraph only, a Participant’s pro rata share of such New Securities not purchased by other Significant Holders shall be equal to the product obtained by multiplying (i) the number of such New Securities not elected to be purchased by (ii) a fraction, the numerator of which is the number of shares of Common Stock held by such Participant and the denominator of which is the total number of shares of Common Stock held by all of the Participants, assuming conversion of all shares of Preferred Stock.

(d) In the event the Holders fail to exercise fully the right of first refusal within fifteen (15) days after the Election Period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.

(e) The right of first refusal granted under this Agreement shall expire upon the earlier of the Company’s Qualified Initial Public Offering or five years after the date of this Agreement.

Section 5

Miscellaneous

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding 66 2/3% of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that the written consent of Meritech shall be necessary for any amendment or waiver of Sections 3.9 and 4.1; provided, further, that Holders purchasing shares of Series C Preferred Stock in a Closing after the Initial Closing (each as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that, except as otherwise set forth in this Section 5.1, by the operation of this paragraph, the holders of 66 2/3% of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

if to the Company, one copy should be:

Acclarent, Inc.

1525-B O’Brien Drive

Menlo Park, CA 94025

Attention: Chief Executive Officer

With a copy to:

David J. Saul, Esq.

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, when directed to the electronic mail address as shown in the Company’s records.

5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

5.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5 Entire Agreement. The Company and the Holders holding a majority of the Registrable Securities under the Prior Agreement hereby terminate the Prior Agreement in all respects, subject to the Initial Closing under the Purchase Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

5.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13 Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease or other conveyance of all substantially all of the assets of the Company.

5.14 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s Certificate of Incorporation or its Bylaws, the terms of the Company’s Certificate of Incorporation or its Bylaws, as the case may be, will control.

5.15 Aggregation of Stock. All Shares and Conversion Stock held by affiliated entities or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors Rights Agreement effective as of the day and year first above written.

ACCLARENT, INC.
a Delaware corporation

By:	/s/ Bill Facteau
Bill Facteau, Chief Executive Officer

[Signature Page to Amended and Restated Investors Rights Agreement]

INVESTORS:

NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

By:	NEA Partners 11, Limited Partnership, its general partner

By:	NEA 11 GP, LLC, its general partner

By:	/s/ Eugene A. Trainor
Manager

NEA VENTURES 2005, LIMITED PARTNERSHIP

By:	/s/ Pamela Clark
Vice-President

NEW ENTERPRISE ASSOCIATES 9, LIMITED PARTNERSHIP

By:	NEA Partners 9, Limited Partnership
Its	General Partner

By:	/s/ Eugene A. Trainor
General Partner

[Signature Page to Amended and Restated Investors Rights Agreement]

VERSANT VENTURE CAPITAL II, L.P.

By:	Versant Ventures II, L.L.C.,
Its General Partner

By:	/s/ Ross A. Jaffe
Ross A. Jaffe, MD, Managing Director

VERSANT SIDE FUND II, L.P.

By:	Versant Ventures II, L.L.C.,
Its General Partner

By:	/s/ Ross A. Jaffe
Ross A. Jaffe, MD, Managing Director

VERSANT AFFILIATES FUND II-A, L.P.

By:	Versant Ventures II, L.L.C.,
Its General Partner

By:	/s/ Ross A. Jaffe
Ross A. Jaffe, MD, Managing Director

[Signature Page to Amended and Restated Investors Rights Agreement]

WS INVESTMENT COMPANY, LLC (2007A)

By:	/s/ David Saul

Print Name:	David Saul

Title:	Partner

WS INVESTMENT COMPANY, LLC (2007C)

By:	/s/ David Saul

Print Name:	David Saul

Title:	Partner

[Signature Page to Amended and Restated Investors Rights Agreement]

J. CASEY MCGLYNN

[Signature Page to Amended and Restated Investors Rights Agreement]

GOLD HILL VENTURE LENDING 03, LP

By:	Gold Hill Venture Lending Partners 03, LLC
Its:	General Partner

By:
Name:
Title:

SILICON VALLEY BANK

By:
Name:
Title:

[Signature Page to Amended and Restated Investors Rights Agreement]

MERITECH CAPITAL PARTNERS III L.P.

By:	Meritech Capital Associates III L.L.C.
Its General Partner

By:	Meritech Management Associates III L.L.C.
A Managing Member

By:	/s/ Rob Ward
Rob Ward, Managing Director

MERITECH CAPITAL AFFILIATES III L.P.

By:	Meritech Capital Associates III L.L.C.
Its General Partner

By:	Meritech Management Associates III L.L.C.
A Managing Member

By:	/s/ Rob Ward
Rob Ward, Managing Director

[Signature Page to Amended and Restated Investors Rights Agreement]

DELPHI VENTURES VII, L.P.

By:	Delphi Management Partners VII, LLC
General Partner

By:	/s/ John F. Maroney
Name:	John F. Maroney
Managing Member

DELPHI BIOINVESTMENTS VII, L.P.

By:	Delphi Management Partners VII, LLC
General Partner

By:	/s/ John F. Maroney
Name:	John F. Maroney
Managing Member

[Signature Page to Amended and Restated Investors Rights Agreement]

INVESTOR:

Robert K. Anderson

Address:

[Signature Page to Amended and Restated Investors Rights Agreement]

INVESTOR:

Robert W. Croce & Karen W. Croce

By:

Print Name:

Title:

Address:

[Signature Page to Amended and Restated Investors Rights Agreement]

INVESTOR:

Angie C. Norris

Address:

[Signature Page to Amended and Restated Investors Rights Agreement]

INVESTOR:

Coy Blevins

Address:

[Signature Page to Amended and Restated Investors Rights Agreement]

INVESTOR:

Albert J. Graf

Address:

[Signature Page to Amended and Restated Investors Rights Agreement]

INVESTOR:

Patrick O’Neill

Address:

[Signature Page to Amended and Restated Investors Rights Agreement]

INVESTOR:

Piper Jaffray as Custodian FBO William M Facteau IRA Account 7636-6661

By:

Print Name:

Title:

Address:

[Signature Page to Amended and Restated Investors Rights Agreement]

INVESTOR:

Anthony Sertich, MD

Address:

[Signature Page to Amended and Restated Investors Rights Agreement]

INVESTOR:

Entity:
(if applicable)

By:

Print Name:

Title:
(if applicable)

Address:

[Signature Page to Amended and Restated Investors Rights Agreement]

EXHIBIT A

INVESTORS

Name

Albert J. Graf

Allan F. Alper

Angela Croce Norris

An-Ti Wang and Sharon Lam Wang, as Trustees of the Wang Family Trust, initially created June 9, 2004

California National Bank IRA fbo J. Casey McGlynn

Carlos F. Fernandez, Jr.

Catanese Family Trust Joseph Catanese Jr. Trustee

Christopher F. Corsiglia Trustee Stacy K. Corsiglia Trustee 2006 Christopher & Stacy Corsiglia Revocable Trust U/A DTD 04/12/2006

Christopher M. Mattice

Christopher M. Smith

Christopher Scroggins

Coy Blevins

Dan & Brenda Browne Living Trust

David H. Karel

David R. Tipton

Debra Cogan

Delphi BioInvestments VII, L.P.

Delphi Ventures VII, L.P.

Dexter D. Hernando and Avegel B. Hernando

Donovan 1978 Trust

Edwin Dane Barker Revocable Trust dated August 27, 2001

Ellen Sohee Lee

Eric A. Scroggins, Trustee, Susana M. Scroggins, Trustee, Scroggins Living Trust U/A DTD 12/20/02

Eric Rohrbach

Evan Michael Geller and Rebecca Hays Geller

Five Corners Pty Ltd

George A. Harter, Jr.

Giang B.T. Nguyen

Harter Living Trust, DTD 02/28/1968, George Harter & Helen Harter, CO-TTEE

Henry C. Settle Jr.

Hung Van Ha

In joint Tenancy Sivette Lam, Linh Tran

Indra Singhal

Irving A. Karel

J. Casey McGlynn

John Michael Avila

Jonathan R. Maher and Jill Maher

Jordan and Esther Makower, Joint Tenancy With Right of Survivorship

Joseph Catanese, III

Joshua Makower, Trustee for the Makower Family Trust U/D/T Dated 5/6/97

Kathryn S. Nehra

Ketan P. Muni

Lauren M. Nehra

Linda H. Giang

Lynne B. Leith

Margaret M. Thornton

Mark P. Green and Michele J. Karel, Joint Tenancy With Right of Survivorship

Mark T. Tran & Karen Hue K. Nguyen

Mei Y. Pader

Mel Schatz

Meritech Capital Affiliates III L.P.

Meritech Capital Partners III L.P.

Michael I. Kim and Jin Hee Lee

Mitchell M. Maloof

NEA Ventures 2005, Limited Partnership

Neeta K. Muni

New Enterprise Associates 11, Limited Partnership

New Enterprise Associates 9, Limited Partnership

Nga K. Van

Nicholas & Michelle Chang, Husband & Wife

Nicholas J. Freeman and Andrea T. Freeman

Norwick B. H. Goodspeed

Patricia Ann Facteau

Patrick J. O’Neill

PHILIPPE AND LINDI MARCO TRUSTEES OF MARCO REVOCABLE LIVING TRUST

Piper Jaffray as Custodian FBO Henry A. Plain Jr. IRA Account 2120-4358

Piper Jaffray as Custodian FBO William M Facteau IRA Account 7636-6661

Robert B. Karel

Robert D. Buyan

Robert E. Ohlendorf

Robert J. Linagen IV

Robert K. Anderson

Robert N. Wood, Jr. & Susan P. Wood

Robert S. Porter and Doris E. Porter, Joint Tenancy with Right of Survivorship

Robert W. Croce & Karen W. Croce

Ron DeAngelis

Samuel J. Burruano, Jr.

Sanford Fitch and Susan Fitch, as Trustees, or their successor(s) in Trust under the Sanford and Susan Fitch Trust Agreement dated May 1, 1981

Shu-Yuan Tung and Hubert Hong Kye Chou, as community property with right of survivorship

Stephen Geller, Phyllis Geller, Joint Tenancy With Right of Survivorship

Stephen Zadesky

Steven and Jodi Ornstein

The Board Of Trustees of the Leland Stanford Junior University (DAPER I)

The Kyle Connor Elrod and Su-Mien Chong 2004 Revocable Trust

The Marshall Family 2000 Trust

Tri Tran

Ty Durekas

Versant Affiliates Fund II-A, L.P.

Versant Side Fund II, L.P.

Versant Venture Capital II, L.P.

William E. Bolger, MD

William J. Freeborn

William M. Facteau

WS Invesment Company, LLC (2007A)

WS Invesment Company, LLC (2007C)

WS Investment Company, LLC (2004A)

WS Investment Company, LLC (2004D)

WS Investment Company, LLC (2005A)

WS Investment Company, LLC (2005D)

Zin Lin

Zuegel Family Revocable Trust established December 21, 2001

ACCLARENT, INC.

AMENDMENT NO. 1 TO

THE AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT (the “Amendment”) dated June 2, 2008 (the “Effective Date”) amends the Amended and Restated Investors Rights Agreement dated February 23, 2007 (the “Agreement”), by and among Acclarent, Inc., a Delaware corporation (the “Company”), and persons and entities listed on Exhibit A to the Agreement (the “Investors”). All defined terms used in this Amendment not otherwise defined herein shall have the same meaning as set forth in the Agreement.

WHEREAS, the Investors possess certain registration rights, rights of first refusal, information rights and other rights pursuant to the Agreement;

WHEREAS, pursuant to Section 3.10 of the Agreement, certain rights, including the access to basic financial information and inspection rights, granted to certain Investors terminate upon the closing of the Company’s Qualified Initial Public Offering;

WHEREAS, pursuant to Section 4.1(e) of the Agreement, the right of first refusal of each Significant Holder under the Agreement terminates upon the closing of the Company’s Qualified Initial Public Offering;

WHEREAS, pursuant to the Agreement, “Qualified Initial Public Offering” means a firm commitment underwritten public offering by the Company of its Common Stock, with gross proceeds to the Company of at least $30,000,000 and with a price per share of at least $6.436, as adjusted for any stock split, stock dividend, recapitalization or other like event; and

WHEREAS, the undersigned Investors desire to amend the definition of Qualified Initial Public Offering of the Agreement to delete the $6.436 price per share requirement so that certain rights, including the rights of first refusal and information rights, terminate upon the closing of the first firmly underwritten public offering of the Company’s Common Stock with gross proceeds to the Company of at least $30,000,000.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

I.	Amendment.

A. The definition of Qualified Initial Public Offering under Section 1.1 (o) of the Agreement is amended in its entirety to read as follows:

“Qualified Initial Public Offering” shall mean the closing of the Company’s first Initial Public Offering in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $30,000,000.”

II.	Miscellaneous.

A. Governing Law. This Amendment shall be governed by and construed and interpreted under the laws of the State of California without reference to conflicts of law principles.

B. Modification. This Amendment may not be altered, amended or modified in any way except by written consent of the Company and the holders of 66 2/3% of the Company’s outstanding Registrable Securities. Waiver of any term or provision of this Amendment or forbearance to enforce any term or provision by any party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Amendment.

C. Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect.

D. Counterparts. This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

[Remainder of the page intentionally left blank]

This Amendment is executed as of the Effective Date.

COMPANY:

ACCLARENT, INC.

By:	/s/ Bill Facteau
Bill Facteau
Chief Executive Officer

Address:	1525-B O’Brien Drive
Menlo Park, CA 94025

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

INVESTORS:

NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

By:	NEA Partners 11, Limited Partnership,
its general partner

By:	NEA 11 GP, LLC, its general partner

By:	/s/ Charles W. Newhall III
Manager

NEA VENTURES 2005, LIMITED PARTNERSHIP

By:	/s/ Pamela Clark
Vice-President

NEW ENTERPRISE ASSOCIATES 9, LIMITED PARTNERSHIP

By:	NEA Partners 9, Limited Partnership
Its General Partner

By:	/s/ Charles W. Newhall III
General Partner

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

VERSANT VENTURE CAPITAL II, L.P.
By:	Versant Ventures II, L.L.C., Its General Partner

By:	/s/ Ross A. Jaffe
Ross A. Jaffe, MD, Managing Director

VERSANT SIDE FUND II, L.P.
By:	Versant Ventures II, L.L.C., Its General Partner

By:	/s/ Ross A. Jaffe
Ross A. Jaffe, MD, Managing Director

VERSANT AFFILIATES FUND II-A, L.P.
By:	Versant Ventures II, L.L.C., Its General Partner

By:	/s/ Ross A. Jaffe
Ross A. Jaffe, MD, Managing Director

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

WS INVESTMENT COMPANY, LLC (2007A)

By:

Print Name:

Title:

WS INVESTMENT COMPANY, LLC (2007C)

By:

Print Name:

Title:

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

J. CASEY MCGLYNN

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

GOLD HILL VENTURE LENDING 03, LP
By:	Gold Hill Venture Lending Partners 03, LLC
Its:	General Partner

By:
Name:
Title:

SILICON VALLEY BANK

By:
Name:
Title:

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

MERITECH CAPITAL PARTNERS III L.P.

By:	Meritech Capital Associates III L.L.C.
Its General Partner

By:	Meritech Management Associates III L.L.C.
A Managing Member

By:	/s/ Rob Ward
Rob Ward, Managing Director

MERITECH CAPITAL AFFILIATES III L.P.

By:	Meritech Capital Associates III L.L.C.
Its General Partner

By:	Meritech Management Associates III L.L.C.
A Managing Member

By:	/s/ Rob Ward
Rob Ward, Managing Director

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

DELPHI VENTURES VII, L.P.

By:	Delphi Management Partners VII, LLC
General Partner

By:	/s/ John F. Maroney
Name:	John F. Maroney
Managing Member

DELPHI BIOINVESTMENTS VII, L.P.

By:	Delphi Management Partners VII, LLC
General Partner

By:	/s/ John F. Maroney
Name:	John F. Maroney
Managing Member

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

INVESTOR:

Robert K. Anderson

Address:

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

INVESTOR:

Robert W. Croce & Karen W. Croce

By:	/s/ Robert W. Croce /s/ Karen W. Croce

Print Name:	Robert W. Croce Karen W. Croce

Title:

Address:

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

INVESTOR:

Angie C. Norris

Address:

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

INVESTOR:

/s/ Coy Blevins
Coy Blevins

Address:

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

INVESTOR:

Albert J. Graf

Address:

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

INVESTOR:

Patrick O’Neill

Address:

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

INVESTOR:

Piper Jaffray as Custodian FBO William M Facteau IRA Account 7636-6661

By:	/s/ Bill Facteau

Print Name:	Bill Facteau

Title:	President & CEO

Address:

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

INVESTOR:

Anthony Sertich, MD

Address:

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]

INVESTOR:

Entity:
(if applicable)

By:

Print Name:

Title:
(if applicable)

Address:

[Signature Page to Acclarent, Inc. Amendment No. 1 to Amended and Restated Investor Rights Agreement]